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EXHIBIT 10.10

FORM OF WARRANT

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION UNDER SUCH ACT.

CS-

Void after
            , 20

WARRANT
of
NUVASIVE, INC.

        THIS CERTIFIES THAT, for value received,                        , together with his, her or its successors and assigns (the "Holder") is entitled to subscribe for and purchase, on the terms hereof, up to                         (            ) shares of the Common Stock of NuVasive, Inc., a Delaware corporation (the "Company"), subject to the following terms and conditions:

        1.    Series D-1 Preferred Stock and Warrant Purchase Agreement.    This Warrant ("Warrant") is issued pursuant to that certain Series D-1 Preferred Stock and Warrant Purchase Agreement dated                        , 20    (the "Agreement") by and among the Company, the Holder and other Investors (as defined in the Agreement).

        2.    Exercise of Warrant.    The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

          2.1    Term.    Subject to the terms hereof, this Warrant may be exercised at any time, or from time to time, in whole or in part (the "Exercise Date"), after the date hereof; provided, however, that in no event may this Warrant be exercised later than 5:00 p.m. (Pacific Time) on the earlier of (a) the close of business on                        , 20    , (b) (i) the closing of the acquisition of the Company by another entity by means of a transaction or series of related transactions or (ii) the closing of the sale of all or substantially all of the assets of the Company, unless the Company's stockholders of record prior to such acquisition or sale shall hold at least fifty percent (50%) of the voting power of the acquiring or surviving entity immediately after such acquisition or sale, or (c) the initial underwritten public offering of the Company's Common Stock (the "Exercise Period"). At least twenty (20) business days prior to the occurrence of an event specified in (b) or (c) of this Section 2.1, the Company shall deliver to the Holder notice of such event and that the Holder's rights under this Warrant shall terminate upon the occurrence of such event; provided, that if the Holder receives such notice less than twenty (20) days prior to the occurrence of such event, the Holder's right to exercise this Warrant shall be extended for a period of twenty (20) days after the date the Holder receives such notice, after which time the Holder's rights under this Warrant shall terminate. The notice required by this paragraph may be waived by the Holder.

          2.2    Number of Shares and Exercise Price.    This Warrant may be exercised for                        shares of Common Stock at a per share "Exercise Price" equal to $0.25, subject to adjustment as set forth herein.

          2.3    Method of Exercise.    The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto as Schedule A, to the Company at its principal offices and (b) the delivery of the purchase price either (i) pursuant to Section 2.4 below, (ii) by surrendering securities of the Company held by the Holder prior to the exercise of this Warrant with a value equal to the purchase price (as determined in good faith by the Board), or (iii) by check or bank draft payable to the Company's order or by wire transfer of same day funds to the Company's account for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such later date as may be specified in the executed form of subscription, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise, as provided herein, shall be deemed to have become the holder or holders of record thereof.

          2.4    Net Issue Exercise.    In lieu of exercising this Warrant by paying the Exercise Price in cash or by check, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Cashless Exercise annexed hereto as Schedule B duly completed and executed in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

	X=	(Y)(A-B) A
Where X =	The number of shares of Common Stock to be issued to Holder.
Y =	The number of shares of Common Stock purchasable under this Warrant.
A =	The fair market value of one share of Common Stock.
B =	Exercise Price (as adjusted to the date of such calculations).

  For purposes of this Section, the fair market value of one share of Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of the Company.

        3.    Adjustments.    The number and kind of shares of Common Stock issuable upon the exercise of this Warrant and the exercise price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          3.1    Splits and Subdivisions.    If the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the purchase price shall be appropriately decreased and the number of shares of Common Stock which this Warrant is exercisable for, if any, shall be appropriately increased in proportion to such increase of outstanding shares.

          3.2    Combination of Shares.    If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the purchase price shall be appropriately increased and the number of shares of Common Stock which this Warrant is exercisable for, if any, shall be appropriately decreased in proportion to such decrease in outstanding shares.

          3.3    Adjustments for Other Distributions.    In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.1, then, in each such case for the purpose of this Section 3.3, upon exercise of this Warrant the Holder shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

          3.4    Reclassification or Reorganization.    If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 3.1, 3.2 and 3.3 above, or an acquisition of the Company or sale of assets provided for in Section 2.1 above), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

          3.5    Adjustment Upon Issuance of Additional Stock.    In the event the Conversion Price (as defined in the Company's Amended and Restated Certificate of Incorporation, as amended from time to time (the "Restated Certificate")) of the Series D-1 Preferred Stock (the rights, preferences and privileges of which are set forth in the Restated Certificate) is adjusted upon the issuance of Additional Stock (as defined in the Restated Certificate) or upon the expiration of any options or rights, the termination of any rights to convert or exchange or the expiration of any options or rights related to convertible or exchangeable securities (collectively, an "Expiration"), the maximum number of shares for which this Warrant may be exercised at any time shall be adjusted from time to time to an amount determined using the following formula:

	X=	(Y)(A) (B)
Where X =	The maximum number of shares for which this Warrant may be exercised.
Y =	The number of shares for which this Warrant may be exercised immediately prior to the issuance of the Additional Stock or Expiration.
A =	The Conversion Price of the Series D-1 Preferred Stock in effect immediately prior to the issuance of the Additional Stock or Expiration.
B =	The Conversion Price of the Series D-1 Preferred Stock in effect immediately following the issuance of the Additional Stock or Expiration.

Example 1 (for hypothetical purposes only):

  Date: 10/1/03
  Original Conversion Price = $2.53
  Conversion Price in effect immediately prior to 10/1/03 = $2.53
  Adjusted Conversion Price upon issuance of Additional Shares on 10/1/03 =$2.00
  Shares of Series D-1 Preferred Stock issued at the Closing (as defined in the Agreement) = 1,000,000
  Warrant exercisable for 400,000 shares immediately prior to 10/1/03

  Preferred Stock:    As of 10/1/03, pursuant to the Restated Certificate, each share of Series D-1 Preferred Stock is convertible into 1.265 (or 2.53/2.00) shares of Common Stock. So, 1,000,000 shares of Series D-1 Preferred Stock are convertible into 1,265,000 shares of Common Stock.

  Warrant:    As of 10/1/03, the Warrant will become exercisable for 506,000 shares of Common Stock:

(506,000)=	(400,000)(2.53) (2.00)

Example 2 (for hypothetical purposes only):

  Date: 4/1/04
  Original Conversion Price = $2.53
  Conversion Price in effect immediately prior to 4/1/04 = $2.00
  Adjusted Conversion Price upon issuance of Additional Stock on 4/1/04 = $1.75
  Shares of Series D-1 Preferred Stock issued at the Closing (as defined in the Agreement) = 1,000,000
  Warrant exercisable for 506,000 shares immediately prior to 4/1/04

  Preferred Stock:    As of 4/1/04, pursuant to the Restated Certificate, each share of Series D-1 Preferred Stock convertible into 1.4457143 (or 2.53/1.75) shares of Common Stock. So, 1,000,000 shares of Preferred Stock are convertible into 1,445,714 shares of Common Stock.

  Warrant:    As of 4/1/04, Warrant will become exercisable for 578,286 shares of Common Stock:

(578,286)=	(506,000)(2.00) (1.75)

          3.6    Notice of Adjustments and Record Dates.    The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the exercise price hereunder and the number of shares of Common Stock issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify the Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

          3.7    No Impairment.    The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (a) shall at all times following the beginning of the Exercise Period reserve and keep available a number of its authorized shares of Common Stock, free from all preemptive rights therein, which shall be sufficient to permit the exercise of this Warrant and (b) shall take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

        4.    Investment Intent.    Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of any securities acquired upon exercise hereof, the Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and are being acquired with no present intention (at any such time) of offering or distributing such securities (or any portion thereof).

        5.    Replacement of the Warrant.    On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Warrant, the Company at its expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

        6.    No Rights or Liability as a Stockholder.    This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

        7.    Miscellaneous.

          7.1    Transfer of Warrant.    Subject to the transfer restrictions referred to in the legend endorsed hereon and applicable restrictions described in Section 3 of the Agreement, this Warrant and all rights hereunder are transferable, in whole or in part without charge to the Holder, upon surrender of this Warrant with a properly executed assignment in substantially the form attached hereto as Schedule C at the principal office of the Company.

          7.2    Titles and Subtitles.    The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

          7.3    Notices.    Any notice required or permitted under this Warrant shall be given in writing and in accordance with Section 7.6 of the Agreement (for purposes of which, the term "Investors" shall mean Holder hereunder), except as otherwise expressly provided in this Warrant.

          7.4    Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          7.5    Amendments and Waivers.    This Warrant is issued by the Company pursuant to the Agreement and all warrants issued by the Company pursuant to the Agreement shall be collectively referred to in this Section 7.5 as the "Warrants." Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of outstanding Warrants representing together the right to purchase at least sixty six and two-thirds percent (66 2/3%) of all of the Common Stock of the Company subject to purchase pursuant to all of the outstanding Warrants; provided, however, that any amendments made to this Warrant must be made to each of the Warrants. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.

          7.6    Market Standoff.    Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees, affiliates or partners of Holder who agree to be similarly bound) any securities represented by this Warrant except Common Stock included in such registration; provided, however, that such agreement shall only apply to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering and that such agreement shall not exceed 180 days after the effective date for such registration statement.

  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities represented by this Warrant until the end of such period.

          7.7    Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.8    Governing Law.    This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

          7.9    Warrant Exchangeable for Different Denominations.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          7.10    Replacement.    Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft of destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor it own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          7.11    Certain Expenses.    The Company shall pay all expenses incurred in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issuance, sale and delivery of the Warrants or the shares of Common Stock issuable hereunder.

Date: , 20	NUVASIVE, INC., a Delaware corporation
	By:	Alexis V. Lukianov, President

[SIGNATURE PAGE TO WARRANT]

SCHEDULE A

FORM OF SUBSCRIPTION

(TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To:
NUVASIVE, INC.

        The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,                         * shares of Common Stock of NuVasive, Inc., and herewith makes payment of $                        and requests that the certificates for such shares be issued in the name of, and delivered to                        , whose address is                        , and whose social security number/taxpayer identification number is                        .

Dated:
(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)
(Print Name)
Address:

*
Insert here the number of shares as to which the Warrant is being exercised.

Schedule A-1

SCHEDULE B

NOTICE OF CASHLESS EXERCISE

To:
NUVASIVE, INC.

        (1)   The undersigned hereby elects to acquire in a cashless exercise                        shares of the Common Stock (as defined in the attached Warrant) of NuVasive, Inc. pursuant to the terms of Section 2.4 of the attached Warrant.

        (2)   Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

By:
Name:

Schedule B-1

SCHEDULE C

ASSIGNMENT FORM

        (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

        For value received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Date:
Holder's Signature:
Holder's Address:

NOTE:    The signature to this Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Schedule C-1

SCHEDULE OF WARRANT HOLDERS

Date of Issuance	Warrantholder
07/11/02	Kleiner Perkins Caufield & Byers VIII, L.P.
07/11/02	KPCB VIII Founders Fund
07/11/02	Domain Partners IV, L.P.
07/11/02	William Blair Capital Partners VII, L.P.
07/11/02	William Blair Capital Partners VII QP, L.P.
07/29/02	Kleiner Perkins Caufield & Byers VIII, L.P.
07/29/02	KPCB VIII Founders Fund
07/29/02	Domain Partners IV, L.P.
07/29/02	William Blair Capital Partners VII, L.P.
07/29/02	William Blair Capital Partners VII QP, L.P.
07/31/02	Johnson & Johnson Development Corporation
01/01/03	A. M. Pappas Life Science Ventures II, L.P.
06/13/03	Caisse de depot et placement du Quebec
06/19/03	Kleiner Perkins Caufield & Byers VIII, L.P.
06/19/03	KPCB VIII Founders Fund
06/19/03	Enterprise Partners Annex Fund IV, LP
06/19/03	Enterprise Partners Annex Fund IV-A, LP
06/19/03	Domain Partners IV, L.P.
06/19/03	Caisse de depot ed placement du Quebec
06/19/03	A. M. Pappas Life Science Ventures II, LP
06/19/03	William Blair Capital Partners VII, L.P.
06/19/03	William Blair Capital Partners VII QP, L.P.
06/19/03	Johnson & Johnson Development Corporation
06/30/03	Innovative Orthotics & Rehabilitation Inc.
06/30/03	David Merrill
06/30/03	Klaus Hagenmeyer
06/30/03	Frederick J. Thabet
06/30/03	Craig Sparks
06/30/03	Todd Marinchak
06/30/03	Peter A. Guagliano
06/30/03	Regis William Haid, Jr.
06/30/03	Mark D. Peterson
06/30/03	Alexander & Marjorie Vaccaro
06/30/03	Griffith Rogan Fry
06/30/03	Joe C. Loy
06/30/03	Keith C. Valentine
06/30/03	SSI Spinal Solutions
06/30/03	James Gleason
06/30/03	Anthony Ross
06/30/03	Jeff Hughes
06/30/03	R. Jay Thabet, Jr.
06/30/03	Domain Partners IV, L.P.
06/30/03	Integral Capital Partners VI, L.P.
06/30/03	Ronald Clayton Childs
07/11/03	Tom L. Meyer, III
07/11/03	Gregg Lacoste
07/11/03	William Houston, Jr.
07/11/03	Behrooz A. Akbarnia
07/11/03	Sam & Dawn Maywood
07/11/03	Bruce & Nina Van Dam

07/11/03	Scot Martinelli & Bobbi-Jo Romanishan
07/11/03	MLPF&S Cust. William Player Barefoot IRA
07/11/03	Scott Kitchel
07/11/03	Rudolph Bertagnoli
07/11/03	Jonathan Spangler
07/11/03	Integral Capital Partners VI, L.P.
07/11/03	Tony Salerni
07/17/03	Kevin Armstrong
07/17/03	Andy Cappuccino

QuickLinks

  EXHIBIT 10.10
FORM OF WARRANT
WARRANT of NUVASIVE, INC.
SCHEDULE A FORM OF SUBSCRIPTION (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)
SCHEDULE B NOTICE OF CASHLESS EXERCISE
SCHEDULE C ASSIGNMENT FORM
SCHEDULE OF WARRANT HOLDERS